UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2025

Natera, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37478	01-0894487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13011 McCallen Pass
 Building A Suite 100

Austin, TX 78753

(Address of principal executive offices, including zip code)

(650) 980-9190

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NTRA	Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

The Board of Directors (the “Board”) of Natera, Inc., a Delaware corporation (the “Company”), based on the recommendation of the Board’s Nominating, Corporate Governance and Compliance Committee, (i) increased the size of the full Board from ten to eleven members and (ii) appointed Monica Bertagnolli as a member of the Board, in each case effective as of March 6, 2025. Dr. Bertagnolli previously served as a member of the Board from November 2020 until her resignation in August 2022 in connection with her appointment as Director of the National Cancer Institute.

Dr. Bertagnolli will serve as a Class III director, with an initial term expiring at the 2027 annual meeting of stockholders. There is no arrangement or understanding between Dr. Bertagnolli and any other persons pursuant to which Dr. Bertagnolli was elected as a director.

The Board determined that Dr. Bertagnolli qualifies as an independent director pursuant to the Securities Act of 1933, as amended, and the listing standards of The Nasdaq Stock Market. The Board has appointed Dr. Bertagnolli to the Nominating, Corporate Governance and Compliance Committee of the Board.

In connection with her appointment to the Board, Dr. Bertagnolli will be entitled to receive cash and equity compensation consistent with that of the Company’s other non-employee directors. Such compensation is described in the Company’s Amended Compensation Program for Non-Employee Directors filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2025 as Exhibit 10.10.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024. The Company’s form Notice of Stock Unit Award and form Stock Unit Agreement were filed with the SEC on June 18, 2024 as Exhibit 10.1 to the Company’s Current Report on Form 8-K. The initial equity award granted to Dr. Bertagnolli will vest as to one-third of the shares covered by such award on each of June 12, 2025, 2026, and 2027.

The Company also entered into an Indemnification Agreement with Dr. Bertagnolli, providing for indemnification and advancement of litigation and other expenses to Dr. Bertagnolli to the fullest extent permitted by law for claims relating to her service to the Company or its subsidiaries. The Company’s form of indemnification agreement was filed with the SEC on March 16, 2017 as Exhibit 10.4 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

There are no family relationships between Dr. Bertagnolli and any of the Company’s directors or executive officers, and Dr. Bertagnolli does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Natera, Inc. Amended Compensation Program for Non-Employee Directors (incorporated by reference to Exhibit 10.10.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on February 28, 2025).
10.2	Amended and Restated 2015 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 18, 2024).
10.3	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.4 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC on March 16, 2017).
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Natera, Inc.

By:	/s/ Michael Brophy
Michael Brophy
Chief Financial Officer (Principal Financial and Accounting Officer)

Dated: March 12, 2025